UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2015

PHOTOAMIGO, INC.
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(Exact name of Registrant as specified in its charter)

Nevada --------------------------------- (State or other jurisdiction of incorporation)	333-164633 ------------------------------- (Commission File Number)	20-5422795 ------------------------------------- (IRS Employer Identification No.)

2532 Foothill Rad
Santa Barbara, CA, 93015
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  (Address of principal executive offices)

805-965-0699
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(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4. Matters Related to Accountants and Financial Statements
Item 4.01. Changes in Registrant's Certifying Accountant.

On October 21, 2015, Cutler & Co. LLC informed us that it is merging its SEC auditing practice with Pritchett, Siler & Hardy PC. As a result of the transaction, on October 21, 2015, Cutler & Co. LLC resigned as the Company's independent registered public accounting firm and the Company engaged Pritchett, Siler & Hardy PC as the Company's independent registered public accounting firm. The engagement of the Pritchett, Siler & Hardy PC was approved by the Company's Board of Directors.

The Resignation of Cutler & Co., LLC

Cutler & Co. LLC was the independent registered public accounting firm for the Registrant from February 5, 20158 until October 21, 2015. Cutler & Co. LLC's report on the Registrant's financial statements for the year ended July 31, 2014 did not (a) contain an adverse opinion or disclaimer of opinion, or (b) were modified as to uncertainty, audit scope, or accounting principles, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Cutler & Co. LLC, would have caused it to make reference to the subject matter of the disagreements in connection with its report for the year ended July 31, 2014 and any subsequent interim period preceding October 21, 2015. As indicated above, during the above stated periods there were no disagreements on any matters of accounting principles or practice, financial statement disclosures, or audited scope or procedures, which disagreements, if not resolved to the satisfaction of Cutler & Co. LLC would have caused the registrant to make reference to the subject matter of the disagreements in connection with his reports. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the fiscal year ended July 31, 2014 and any subsequent interim period preceding October 21, 2015.

However, the report of Cutler & Co. LLC dated November 12, 2014 on our financial statements for the year ended July 31, 2014 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern.

The Registrant has provided Cutler & Co. LLC with a copy of this disclosure and has requested that Cutler & Co. LLC furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree.

A copy of the letter from Cutler & Co. LLC addressed to the Securities and Exchange Commission dated October 28, 2015 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Engagement of Pritchett, Siler & Hardy PC

Prior to October 21, 2015, the date that Pritchett, Siler & Hardy PC was retained as the principal independent accountants of the Registrant:

(1)
The Registrant did not consult Pritchett, Siler & Hardy PC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's financial statements;

(2)
Neither a written report nor oral advice was provided to the Registrant by Pritchett, Siler & Hardy PC that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3)
The Registrant did not consult Pritchett, Siler & Hardy PC regarding any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

16.1	Letter, dated October 28,, 2015 from Cutler & Co. LLC to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PhotoAmigo, Inc. (Registrant)
October 28, 2015	By:	/s/ Robert Heckes
		Name:	Robert Heckes
		Title:	Chief Executive Officer